Exhibit 5.1(a)



                        SIDLEY AUSTIN BROWN & WOOD LLP

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 LONDON                                                         WASHINGTON, D.C.





                                             April 21, 2004


Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York  10179


    Re:  Bear Stearns Asset Backed Securities I LLC
         Registration Statement on Form S-3
         File No. 333-113636 as filed on April 21, 2004
         ----------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of mortgage backed or asset backed certificates (the "Certificates") and mortgage backed or asset backed notes (the "Notes" and, together with the Certificates, the "Securities"). As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate pooling and servicing agreement, master pooling and servicing agreement or trust agreement (each, an "Agreement") among the Company, a trustee (the "Trustee"), and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for the related Series of Certificates. As also set forth in the Registration Statement, each Series of Notes will be issued under an indenture and a related series supplement (together, an "Indenture") between an owner trustee acting in behalf of an owner trust established by the Company and an indenture trustee, each to be identified in the prospectus supplement for the related Series of Notes.

     We have examined copies of the Company's Certificate of Formation, the Company's Amended and Restated Limited Liability Agreement and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement or Indenture so filed or incorporated by reference in the Registration


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

Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. When any Agreement relating to a Series of Certificates with respect to which we acted as counsel for the Company has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Trustee, the Servicer, if any, and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     2. When a Series of Certificates with respect to which we act as counsel for the Company has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Certificates will be legally and validly issued and outstanding, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

     3. When a Series of Notes with respect to which we act as counsel for the Company has been duly authorized, executed and authenticated in accordance with the related Indenture (subject to the terms thereof being otherwise in compliance with applicable laws at such time), and issued and delivered against payment therefor as described in the Registration Statement, such Series of Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders thereof will be entitled to the benefits of the Indenture.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the filing of this letter as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates or Notes with respect to a Series as to which we act as counsel to the Company under the blue sky laws of any state or jurisdiction and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                          /s/ SIDLEY AUSTIN BROWN & WOOD LLP